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               CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated Febru-ary 26, 1999, accompanying the financial statements of the Mor-gan Stanley Dean Witter Select Equity Trust, Select 10 Indus-trial Portfolio 99-2, included herein and to the reference to our Firm as experts under the heading "Auditors" in the pro-spectus which is a part of this registration statement.

                         Deloitte & Touche LLP
                         ---------------------
                         Deloitte & Touche LLP



February 26, 1999
New York, New York